EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                              VISION BANCORP, INC.

                                    ARTICLE I

                                      NAME

         Name. The name of the corporation is Vision Bancorp, Inc. (hereinafter referred to as the "Corporation").

                                   ARTICLE II

                                    DURATION

         Duration. The period of duration of the existence of the Corporation is perpetual.

                                   ARTICLE III

                             PURPOSE; EFFECTIVE DATE

         Purpose and Effective Date. The purpose of the Corporation is to engage in any lawful activity or business for which a corporation may be incorporated under the Indiana Business Corporation Law, I.C. Section 23-1-17-1, et seq., as amended ("Act"). These Articles of Incorporation shall become effective upon the date that they are endorsed as filed with the Secretary of the State of Indiana.

                                   ARTICLE IV

             REGISTERED OFFICE; REGISTERED AGENT; SOLE INCORPORATOR

         Registered Office and Registered Agent; Sole Incorporator. The address of the registered office of the Corporation in the State of Indiana is 118 Walnut Street, in the City of Lawrenceburg, County of Dearborn, Indiana 47025. The name of the registered agent at such address is: Donald C. Siemers, who is a resident of the State of Indiana and whose business office is the same as the Corporation's registered office. The address of the Corporation's registered office shall also serve as the principal office and mailing address of the Corporation.

         The name and address of the sole incorporator of the Corporation is Dearborn Savings Association, F.A., 118 Walnut Street, Lawrenceburg, Indiana 47025.


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                                    ARTICLE V

                                  CAPITAL STOCK

         Capital Stock. The total number of shares of capital stock which the Corporation has authority to issue is 10,000,000 of which 8,000,000 shall be common stock, $0.10 par value per share (hereinafter the "Common Stock"), and of which 2,000,000 shall be preferred stock, no par value per share (hereinafter the "Preferred Stock"). The Board of Directors shall have the authority to establish series of unissued shares of any class of capital stock by fixing and determining the designations, preferences, limitations and relative rights, including voting rights, of the shares of any series so established to the same extent that such designations, preferences, limitations and relative rights could be stated if fully set forth in these Articles of Incorporation. Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time to such persons, for such consideration, and upon such terms and conditions as the Board of Directors may from time to time determine, without further approval of stockholders. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor, which funds shall include, without limitation, the Corporation's unreserved and unrestricted capital. Shares of Corporation capital stock acquired by the Corporation shall constitute authorized but unissued shares. Stockholders shall not be liable for the debts of the Corporation.

         A description of the different classes and series (if any) of the Corporation's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series (if any) of capital stock are as follows:

         A. Common Stock. Except as provided in this Article V (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preference over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the payment or provision for payment of the Corporation's debts and liabilities and after the holders of any class of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled.

         B. Preferred Stock. The Board of Directors is hereby expressly authorized to provide, by resolution or resolutions, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors

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shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

                  (a) The designation of such series, the number of shares to constitute such series and the stated value thereof;

                  (b) Whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

                  (c) The dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

                  (d) Whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                  (e) The amount or amounts payable upon shares of such series, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                  (f) Whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                  (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  (h) The price or other consideration for which the shares of such series shall be issued;

                  (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of preferred stock;

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                  (j) The limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

                  (k) The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

                  (l) Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

         The powers, preferences and relative, participating, optional and other special rights, of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.

         Prior to the issuance of any shares of a series of capital stock established by resolution adopted by the Board of Directors, the Corporation shall file with the Secretary of State of Indiana Articles of Amendment as required by the Act. Upon the filing of such Articles of Amendment by the Secretary of State, the resolution establishing and designating the series and fixing and determining the preferences, limitations, and relative rights thereof shall become an amendment of these Articles of Incorporation, effective without stockholder action.

                                   ARTICLE VI

                              NO PREEMPTIVE RIGHTS

         Preemptive Rights. No holder of the capital stock of the Corporation shall be entitled as such, as a matter of right or otherwise, to subscribe for or purchase any part of any new or additional issue of equity or debt of any class or series whatsoever, of the Corporation, or of securities convertible into equity or debt of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.

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                                   ARTICLE VII

                               BOARD OF DIRECTORS

         Directors.  The initial Board of Directors of the Corporation shall be:


                                Ronald J. Denney
                                David P. Lorey
                                Richard B. Meador, III
                                Dennis G. Richter
                                Donald C. Siemers
                                Robert P. Sonntag


         The business address of each member of the Board of Directors of the Corporation shall be 118 Walnut Street, Lawrenceburg, Indiana 47025.

         The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. Except as otherwise fixed pursuant to the provisions of Article V hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors shall be determined by resolution of the Board of Directors as provided in the Corporation's Bylaws, as may be amended from time to time. In addition, the number of directors shall not be less than five nor greater than
15. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. There shall be no cumulative voting for the election of directors of the Corporation.

         A. Classification and Term. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually, as set forth in the Bylaws of the Corporation.

         B. Vacancies.  Except as otherwise fixed pursuant to the provisions of
Article V hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors, by reason of an increase in the number of directors or otherwise, shall be filled by a majority vote of the Whole Board of Directors and a majority of the Continuing Directors then in office, as defined by Article X, though less than a quorum of the Board of Directors, and any director so chosen shall be elected for a term of office continuing until the end of the term for which such director's predecessor was

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elected, or, if such director is elected by reason of an increase in the number of directors, until the next annual meeting of stockholders at which the term of the class to which the director has been elected expires, and until such director's successor shall have been duly elected and qualified. Whenever the holders of any class or series of shares or group of classes or series of shares are entitled to elect one or more directors by the provisions of these Articles of Incorporation, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of increase in the number of such directors shall be filled by the affirmative vote of the holders of such class or group of classes or such series of shares or group of series of shares, and any director so chosen shall be elected for a term of office continuing until the end of the term for which such director's predecessor was elected, or, if such director is elected by reason of an increase in the number of directors, until the next annual meeting of stockholders at which the term of the class to which the director has been elected expires, and until such director's successor shall have been elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that no decrease in the number of directors shall shorten the term of any incumbent director.

         C. Removal. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office only with cause by an affirmative vote of not less than two-thirds of the votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose. Whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more directors by the provisions of these Articles of Incorporation or any amendment thereto, only the holders of shares of that class or series of Capital Stock shall be entitled to vote for or against the removal of any director elected by the holders of the shares of that class or series. Cause for removal shall exist only if the director whose removal is proposed has been either declared of unsound mind by an order of a court of competent jurisdiction, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director's duties to the Corporation. At least thirty (30) days prior to such meeting of stockholders, written notice shall be sent to the director whose removal will be considered at the meeting.

         D. Nominations of Directors. Nominations of candidates for election as directors at any annual meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board of Directors or (b) by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Article VII.D. shall be eligible for election as directors at an annual meeting. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Article VII.D. shall be provided for use at the annual meeting.

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         Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Article VII.D. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than (i) with respect to the first annual meeting of stockholders of the Corporation following the completion of the reorganization of Dearborn Savings Association, F.A. (the "Association") into the stock holding company structure, notice by the stockholder must be received or so delivered no later than the close of business on the tenth day following the day on which notice of the date of the scheduled annual meeting was mailed; (ii) with respect to an election to be held at any succeeding annual meeting of stockholders, 60 days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation; and
(iii) with respect to a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Corporation stock which are Beneficially Owned (as defined in Article X.A.(c)) by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, but not limited to, information required to be disclosed by Items 4, 5, 6 and 7 of Schedule 14A with the Securities and Exchange Commission (or any successors of such items); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of Corporation stock which are Beneficially Owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board for election as a director at an annual or special meeting of stockholders shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

         The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Article VII.D. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Article VII.D. in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to

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exceed five days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee thereof shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee thereof reasonably determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Article VII.D. in any material respect, then the Board of Directors may reject such stockholder's nomination. The Secretary of the Corporation shall notify a stockholder in writing whether his nomination has been made in accordance with the time and informational requirements of this Article VII.D. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee thereof makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this Article VII.D. If the presiding officer determines that a nomination was made in accordance with the terms of this Article VII.D., he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article VII.D., he shall so declare at the annual meeting and the defective nomination shall be disregarded.

         Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Article VII.D. shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

         E. Discharge of Duties. In discharging the duties of their respective positions, the Board of Directors, committees of the Board and individual directors shall, in considering the best interests of the Corporation, consider the effects of any action upon the employees of the Corporation and its subsidiaries, the depositors and borrowers of any banking subsidiary, the communities in which offices or other establishments of the Corporation or any subsidiary are located and all other pertinent factors.

                                  ARTICLE VIII

           INDEMNIFICATION, ETC. OF OFFICERS, DIRECTORS, EMPLOYEES AND
                                     AGENTS

         A. Limitation of Liability. No director shall be personally liable to the Corporation or its stockholders for monetary damages or injunctive relief for any act or omission by such director as a director unless the director has breached or failed to perform the duties of the director's office in compliance with Section 23-1-35-1 of the Act, or any successor provision thereto, and the breach or failure to perform constitutes willful misconduct or recklessness. No amendment to or repeal of this Subsection (A) to Article VIII shall apply to or have any effect on the liability or alleged liability of any director of

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the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be a made a party to any threatened, pending or completed formal or informal action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, partner, member, manager, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against liability and expenses (including court costs and attorney's fees), judgments, fines, excise taxes and amounts paid in satisfaction, settlement or compromise actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent authorized by law. Such indemnity shall be made only if (i) such person's conduct was in good faith; (ii) such person reasonably believed (a) in the case of conduct in the person's official capacity with the Corporation, that the person's conduct was in its best interests and (b) in all other cases, the person's conduct was at least not opposed to the Corporation's best interests; and (iii) in the case of any criminal proceeding, the person either (a) had reasonable cause to believe the person's conduct was lawful, or (b) had no reasonable cause to believe that such person's conduct was unlawful. The termination of a proceeding by a judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the standard of conduct described herein. Such a determination shall be made as prescribed by Section 23-1-37-12 of the Act or any successor provision thereto.

         C. Advancement of Expenses. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation in defending an action, suit or proceeding described in Article VIII.B. shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of written affirmation by or on behalf of such person of his good faith belief that he has met the standard of conduct necessary for indemnification under relevant law and a written undertaking, executed personally or on the person's behalf, to repay such amount if it shall ultimately be determined that the person has not met that standard or if it is ultimately determined that indemnification of the person against expenses incurred by him in connection with that proceeding is prohibited by relevant law, and a determination is made by the Board of Directors that the facts then known would not preclude indemnification under relevant law.

         D. Other Rights and Remedies. The indemnification provided by this
Article VIII shall not be deemed to exclude any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Incorporation, any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity

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while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person, and nothing herein shall be construed to limit any person's right to mandatory indemnification as set forth in the Act.

         E. Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, partner, member, manager, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or another enterprise, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the Act.

         F. Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer, employee or agent provided in this
Article VIII shall be in the nature of a contract between the Corporation and each such director, officer, employee or agent, and no amendment or repeal of any provision of this Article VIII shall alter, to the detriment of such director, officer, employee or agent, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

                                   ARTICLE IX

               MEETINGS OF STOCKHOLDERS AND STOCKHOLDER PROPOSALS

         A. Special Meetings of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Whole Board of Directors and a majority of the Continuing Directors then in office or (ii) the Chairman of the Board or Chief Executive Officer.

         B. Action Without a Meeting. Any action permitted to be taken by the stockholders at a meeting may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all of the stockholders who would be entitled to vote at a meeting for such purpose and filed with the Secretary of the Corporation as part of the corporate records.

         C. Stockholder Proposals. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting by, or at the direction of,
(a) the Board of Directors or (b) any stockholder of the Corporation who complies with all the requirements set forth in this Article IX.C.

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         Proposals, other than those made by or at the direction of the Board of
Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Article IX.C. For stockholder proposals to be included in the Corporation's proxy materials, the stockholder must comply with all the timing and informational requirements of Rule 14a-8 under the Exchange Act (or any successor regulation). With respect to stockholder proposals to be considered at the annual meeting of stockholders but not included in the Corporation's proxy materials, the stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than (i) with respect to the first annual meeting of stockholders of the Corporation following the completion of the reorganization of the Association into the stock holding company structure, the close of business on the tenth day following the day on which notice of the date of the scheduled annual meeting was mailed, and (ii) with respect to any succeeding annual meeting of stockholders, 60 days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation stock which are Beneficially Owned by the stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal (other than interests which all stockholders would have).

         The Board of Directors may reject any stockholder proposal not timely made in accordance with the terms of this Article IX.C. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Article IX.C. in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee thereof shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee thereof determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Article IX.C. in any material respect, then the Board of Directors may reject such stockholder's proposal. The Secretary of the Corporation shall notify a stockholder in writing whether his proposal has been made in accordance with the time and informational requirements of this Article IX.C. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee thereof makes a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the

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annual meeting whether the stockholder proposal was made in accordance with the terms of this Article IX.C. If the presiding officer determines that a stockholder proposal was made in accordance with the terms of this Article IX.C., he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Article IX.C., he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

         This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

                                    ARTICLE X

             CERTAIN BUSINESS COMBINATIONS AND ACQUISITIONS OF STOCK

                       A. Definitions and Related Matters.

                  (a) Affiliate. An "Affiliate" of, or a Person "affiliated with," a specified Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                  (b) Associate. The term "Associate" when used to indicate a relationship with any Person means:

                           (i) Any corporation or organization (other than the
                  Corporation or a Subsidiary of the Corporation) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities;

                           (ii) Any trust or other estate in which such Person
                  has a 10 percent or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity;

                           (iii) Any relative or spouse of such Person, or any
                  relative of such spouse who has the same home as such Person;
                  or

                           (iv) Any investment company registered under the
                  Investment Company Act of 1940 for which such Person or any Affiliate or Associate of such Person serves as investment advisor.

                  (c) Beneficial Owner. A Person shall be considered the "Beneficial Owner" of any shares of stock (whether or not owned of record):

                           (i) With respect to which such Person or any
                  Affiliate or Associate of such Person directly or indirectly has or shares (1) voting power, including the power to vote or to direct the voting of such shares of stock and/or (2) investment power, including the power to dispose of or to direct the disposition of such shares of stock;

                           (ii) Which such Person or any Affiliate or Associate
                  of such Person has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (2) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); or

                           (iii) Which are Beneficially Owned within the meaning
                  of (i) or (ii) of this Article X.A.(c) by any other Person with which such first-mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding, voting or disposing of any shares of stock of the Corporation or any Subsidiary of the Corporation or acquiring, holding or disposing of all or substantially all, or any Substantial Part, of the assets or businesses of the Corporation or a Subsidiary of the Corporation.

         For the purpose only of determining whether a Person is the Beneficial Owner of a percentage specified in this Article X of the outstanding Voting Shares, such shares shall be deemed to include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be Beneficially Owned by such Person pursuant to the foregoing provisions of this Article X.A.(c).

                  (d) Business Combination.  A "Business Combination" means:

                           (i) The sale, exchange, lease, transfer or other
                  disposition to or with a Related Person or any Affiliate or Associate of such Related Person by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all or substantially all, or any Substantial Part, of its or their assets or businesses (including, without limitation, any securities issued by a Subsidiary);

                           (ii) The purchase, exchange, lease or other
                  acquisition by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all or substantially all, or any Substantial Part, of the assets or business of a Related Person or any Affiliate or Associate of such Related Person;

                           (iii) Any merger or consolidation of the Corporation
                  or any Subsidiary thereof into or with a Related Person or any Affiliate or Associate of such Related Person or into or with another Person which, after such merger or consolidation, would be an Affiliate or an Associate of a Related Person, in each case irrespective of which Person is the surviving entity in such merger or consolidation;

                           (iv) Any reclassification of securities,
                  recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Shares of the Corporation or any Subsidiary thereof which are Beneficially Owned by a Related Person, or any partial or complete liquidation, spinoff or split up of the Corporation or any Subsidiary thereof; provided, however, that this Article X.A.(d)(iv) shall not relate to any transaction of the types specified herein that have been approved by the affirmative vote of at least two-thirds of the Whole Board of Directors and a majority of the Continuing Directors; or

                           (v) The acquisition upon the issuance thereof of
                  Beneficial Ownership by a Related Person of Voting Shares or securities convertible into Voting Shares or any voting securities or securities convertible into voting securities of any Subsidiary of the Corporation, or the acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of any rights, warrants or options to acquire any of the foregoing or any combination of the foregoing Voting Shares or voting securities of a Subsidiary.

         As used in this definition, a "series of related transactions" shall be deemed to include not only a series of transactions with the same Related Person but also a series of separate transactions with a Related Person or any Affiliate or Associate of such Related Person.

         Anything in this definition to the contrary notwithstanding, this definition shall not be deemed to include any transaction of the type set forth in Article X.A.(d)(i) through X.A.(d)(iii) between or among any two or more Subsidiaries of the Corporation or the Corporation and one or more Subsidiaries of the Corporation if such transaction has been approved by the affirmative vote of at least two-thirds of the Whole Board of Directors and a majority of the Continuing Directors on or prior to the Date of Determination.

                  (e) Continuing Director.  A "Continuing Director" shall mean:

                           (i) Each of the present directors of the Corporation
                  as set forth in Article VII, whether or not such person is a Related Person or an Affiliate or Associate of a Related Person, except that such designation shall in no way be deemed to affect or change or diminish the fiduciary duties of such person to the Corporation;

                           (ii) An individual who is unaffiliated with a Related
                  Person and who was a member of the Board of Directors prior to the time that a Related Person acquired 10% or more of the Voting Shares; or,

                           (iii) An individual who is unaffiliated with a
                  Related Person and who is designated before his or her initial election as a Continuing Director by a majority of the then Continuing Directors.

                  (f) Date of Determination.  The term "Date of Determination"
                      means:

                           (i) The date on which a binding agreement (except for
                  the fulfillment of conditions precedent, including, without limitation, votes of stockholders to approve such transaction) is entered into by the Corporation, as authorized by its Board of Directors, and another Person providing for any Business Combination; or,

                           (ii) If such an agreement as referred to in Article
                  X.A.(f)(i) above is amended so as to make it less favorable to the Corporation and its stockholders, the date on which such amendment is approved by the Board of Directors of the Corporation; or,

                           (iii) In cases where neither Article X.A.(f)(i) nor
                  (ii) shall be applicable, the record date for the determination of stockholders of the Corporation entitled to notice of and to vote upon the transaction in question.

         A majority of the Continuing Directors shall have the power and duty to determine the Date of Determination as to any transaction under this Article X. Any such determination shall be conclusive and binding for all purposes of this
Article X.

                  (g) Fair Market Value.  The term "Fair Market Value" shall mean:

                           (i) In the case of stock, the highest closing sale
                  price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange - Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange or the American Stock Exchange, or, if such stock is not listed on such exchanges, on the principal United States securities exchange registered under the Exchange Act on which such shares are listed, or, if such shares are not listed on any such exchange, the highest closing price with respect to a share of such stock during the 30-day period preceding the date in question on the National Market System of the National Association of Securities Dealers Automated Quotations ("NASDAQ") System, or, if not listed on the National Market System, the highest mean of the closing bid and asked quotations on the NASDAQ System during such 30-day period or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share as determined by a majority of the Continuing Directors in good faith; and

                           (ii) In the case of property other than cash or
                  stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

                  (h) Independent Majority of Stockholders. The term "Independent Majority of Stockholders" shall mean the holders of a majority of the outstanding Voting Shares that are not Beneficially Owned or controlled, directly or indirectly, by a Related Person.

                  (i) Offer. The term "Offer" shall mean every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value; provided that the term "Offer" shall not include:
         (a) inquiries directed solely to the management of the Corporation and not intended to be communicated to stockholders which are designed to elicit an indication of management's receptivity to the basic structure of a potential acquisition with respect to the amount of cash and/or securities, manner of acquisition and formula for determining price, or
         (b) non-binding expressions of understanding or letters of intent with the management of the Corporation regarding the basic structure of a potential acquisition with respect to the amount of cash and/or securities, manner of acquisition and formula for determining price.

                  (j) Person. The term "Person" shall mean any person, partnership, corporation, or group or other entity (other than the Corporation, any Subsidiary of the Corporation or a trustee holding stock for the benefit of employees of the Corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, association or group shall be deemed a "Person."

                  (k) Related Person. The term "Related Person" shall mean any Person who or which is (a) the Beneficial Owner, as of the Date of Determination, or immediately prior to the consummation of a Business Combination, of 10% or more of the Voting Shares; or (b) an Affiliate of the Corporation and at any time within the two-year period immediately prior to the announcement of a Business Combination was the Beneficial Owner, directly or indirectly, of 10% or more of the then outstanding Voting Shares; or (c) an assignee of or has otherwise succeeded to any Voting Shares which were at any time within the two-year period immediately prior to the announcement of a Business Combination Beneficially Owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  (l) Substantial Part. The term "Substantial Part" as used with reference to the assets of the Corporation, of any Subsidiary or of any Related Person means assets having a value of more than 10% of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is being made.

                  (m) Subsidiary. The term "Subsidiary" shall mean any corporation or other entity of which the Person in question owns not less than 50 percent of any class of equity securities, directly or indirectly.

                  (n) Voting Shares. The term "Voting Shares" shall mean shares of the Corporation entitled to vote generally in the election of directors.

                  (o) Whole Board of Directors. The term "Whole Board of Directors" shall mean the total number of directors which the Corporation would have if there were no vacancies.

                  (p) Certain Determinations with Respect to Article X.

                           (i) A majority of the Continuing Directors shall have
                  the power to determine for the purposes of this Article X, on the basis of information known to them: (1) the number of Voting Shares of which any Person is the Beneficial Owner, (2) whether a Person is an Affiliate or Associate of another, (3) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "Beneficial Owner" as hereinabove defined,
                  (4) whether the assets subject to any Business Combination constitute a "Substantial Part" as hereinabove defined, (5) whether two or more transactions constitute a "series of related transactions" as hereinabove defined, (6) any matters referred to in Article X.A.(p)(ii) below, and (7) such other matters with respect to which a determination is required under this Article X.

                           (ii) A Related Person shall be deemed to have
                  acquired a share of the Corporation at the time when such Related Person became a Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates or other Persons whose ownership is attributable to a Related Person under the foregoing definition of Beneficial Owner, if the price paid by such Related Person for such shares is not determinable, the price so paid shall be deemed to be the higher of (1) the price paid upon acquisition thereof by the Affiliate, Associate or other Person or (2) the market price of the shares in question (as determined by a majority of the Continuing Directors) at the time when the Related Person became the Beneficial Owner thereof.

                  (q) Fiduciary Obligations.  Nothing contained in this
         Article X shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

         B. Approval of Business Combination.

                  (a) Except as provided in Article X.B.(b), neither the Corporation nor any of its Subsidiaries shall become party to any Business Combination without the prior affirmative vote at a meeting of the Corporation's stockholders of:

                           (i) The holders of not less than 80 percent of the
                  outstanding Voting Shares, voting separately as a class, and

                           (ii) An Independent Majority of Stockholders.

         Such favorable votes shall be in addition to any stockholder vote which would be required without reference to this Article X.B.(a) and shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or otherwise.

                  (b) The provisions of Article X.B.(a) shall not apply to a particular Business Combination, and such Business Combination shall require only such stockholder vote (if any) as would be required without reference to this Article X.B., if all of the conditions set forth in subparagraphs (i) through (vii) below are satisfied:

                           (i) The ratio of (1) the aggregate amount of the cash
                  and the Fair Market Value of the other consideration to be received per share of Common Stock (as defined in Article V) of the Corporation in such Business Combination by holders of Common Stock other than the Related Person involved in such Business Combination, to (2) the market price per share of the Common Stock immediately prior to the announcement of the proposed Business Combination, is at least as great as the ratio of (x) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which such Related Person has theretofore paid in acquiring any Common Stock prior to such Business Combination, to
                  (y) the market price
                  per share of Common Stock immediately prior to the initial acquisition by such Related Person of any shares of Common Stock; and

                           (ii) The aggregate amount of the cash and the Fair
                  Market Value of other consideration to be received per share of Common Stock in such Business Combination by holders of Common Stock, other than the Related Person involved in such Business Combination, is not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by such Related Person in acquiring any of its holdings of Common Stock; and

                           (iii) If applicable, the ratio of (1) the aggregate
                  amount of the cash and the Fair Market Value of other consideration to be received per share of Preferred Stock (as defined in Article V) of the Corporation in such Business Combination by holders of Preferred Stock other than the Related Person involved in such Business Combination, to (2) the market price per share of the Preferred Stock immediately prior to the announcement of the proposed Business Combination, is at least as great as the ratio of (x) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which such Related Person has theretofore paid in acquiring any Preferred Stock prior to such Business Combination to (y) the market price per share of Preferred Stock immediately prior to the initial acquisition by such Related Person of any shares of Preferred Stock; and

                           (iv) If applicable, the aggregate amount of the cash
                  and the Fair Market Value of other consideration to be received per share of Preferred Stock in such Business Combination by holders of Preferred Stock, other than the Related Person involved in such Business Combination, is not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by such Related Person in acquiring any of its holdings of Preferred Stock; and

                           (v) The consideration (if any) to be received in such
                  Business Combination by holders of stock other than the Related Person (whether Common Stock or Preferred Stock) involved shall, except to the extent that a stockholder agrees otherwise as to all or part of the shares which he owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring Common Stock already owned by it; and

                           (vi) After such Related Person became a Related
                  Person and prior to the consummation of such Business
                  Combination:

                                       (1) such Related Person shall vote his
                           shares in such a manner as to cause, to the extent necessary and within his power as a stockholder, the Board of Directors of the Corporation to include at all times representation by Continuing Directors proportionate to the ratio that the number of Voting Shares of the Corporation from time to time owned by stockholders who are not Related Persons bears to all Voting Shares of the Corporation outstanding at the time in question (with a Continuing Director to occupy any resulting fractional position among the directors);

                                       (2) such Related Person shall not have
                           acquired from the Corporation, directly or indirectly, any shares of the Corporation (except (x) upon conversion of convertible securities acquired by it prior to becoming a Related Person or (y) as a result of a pro rata stock dividend, stock split or division of shares or (z) in a transaction which satisfied all applicable requirements of this Article
                           X);

                                       (3) such Related Person shall not have
                           acquired any additional Voting Shares of the Corporation or securities convertible into or exchangeable for Voting Shares except as a part of the transaction which resulted in such Related Person becoming a Related Person;

                                       (4) such Related Person shall not have
                           (x) received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or any Subsidiary, or (y) made any major change in the Corporation's business or equity capital structure or entered into any contract, arrangement or understanding with the Corporation except any such change, contract, arrangement or understanding as may have been approved by the favorable vote of not less than a majority of the Whole Board of Directors and a majority of the Continuing Directors of the Corporation; and

                                       (5) except as approved by a majority of
                           the Whole Board of Directors and a majority of the Continuing Directors, there shall have been: (x) no failure to declare and pay at the regular date therefor any dividends (whether or not cumulative) on any outstanding Preferred Stock; (y) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock); and (z) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the stock; and

                           (vii) A proxy statement complying with the
                  requirements under the Exchange Act shall have been mailed to all holders of Voting Shares for the purpose of soliciting stockholder approval of such Business Combination. Such proxy statement is not required to be filed with or approved by the Securities and Exchange Commission unless otherwise required by law. Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination from the point of view of the holders of Voting Shares other than any Related Person (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests, and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

                  (c) For purposes of Article X.B.(b)(i) through X.B.(b)(iv) hereof, in the event of a Business Combination upon consummation of which the Corporation would be the surviving corporation or company or would continue to exist (unless it is provided, contemplated or intended that as part of such Business Combination or within one year after consummation thereof a plan of liquidation or dissolution of the Corporation will be effected), the term "other consideration to be received" shall include (without limitation) Common Stock retained by the stockholders of the Corporation other than Related Persons who are parties to such Business Combination.

                  (d) The provisions of this Article X.B. shall not apply to (i) any Business Combination approved by two-thirds of the Whole Board of Directors of the Corporation at a time prior to the acquisition of 10 percent or more of the outstanding Voting Shares of the Corporation by the Related Person, or (ii) any Business Combination approved by two-thirds of the Whole Board of Directors and a majority of the Continuing Directors after such acquisition.

         C. Evaluation of Business Combinations, Etc. In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders when evaluating a Business Combination or a proposal by another Person or Persons to make a Business Combination or a tender or exchange offer, the Board of Directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of the transaction on the Corporation and its Subsidiaries and their respective employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its Subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring Person or Persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring Person or Persons, and the possible effect of such conditions upon the Corporation and its Subsidiaries and the elements of the communities in which the Corporation and its Subsidiaries operate or are located; and (iii) the competence, experience and integrity of the acquiring Person or Persons and its or their management.

         D. Amendments, Etc. of this Article X. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), this
Article X shall not be amended, altered, changed, or repealed without the affirmative vote of (i) the holders of two-thirds or more of the outstanding Voting Shares, voting separately as a class, and (ii) an Independent Majority of Stockholders; provided, however, that this Article X.D. shall not apply to, and such vote shall not be required for, any such amendment, change or repeal recommended to stockholders by the favorable vote of not less than two-thirds of the Whole Board of Directors, including a majority of the Continuing Directors, and any such amendment, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the Act, these Articles of Incorporation and the Bylaws of the Corporation.

         E. State Law Election. The Corporation hereby elects not to be governed by Chapter 43 of the Act or any successor provision thereto.

                                   ARTICLE XI

          RESTRICTIONS ON OFFERS AND ACQUISITIONS OF THE CORPORATION'S
                                EQUITY SECURITIES

         A. Restrictions. The definitions and other provisions set forth in
Article X are also applicable to this Article XI. For a period of five (5) years from the completion of the reorganization of the Association into the stock holding company structure, no Person shall directly or indirectly Offer to acquire or acquire the Beneficial Ownership of (i) more than 10% of the issued and outstanding shares of any class of an equity security of the Corporation, or
(ii) any securities convertible into, or exercisable for, any equity securities of the Corporation if, assuming conversion or exercise by such Person of all securities of which such Person is the Beneficial Owner which are convertible into, or exercisable for, such equity securities (but of no securities convertible into, or exercisable for, such equity securities of which such Person is not the Beneficial Owner), such Person would be the Beneficial Owner of more than 10% of any class of an equity security of the Corporation.

         B.       Exclusions.  The foregoing restrictions shall not apply to
(i) any Offer with a view toward public resale made exclusively to the Corporation by underwriters or a selling group acting on its behalf, (ii) any tax qualified employee benefit plan or arrangement established by the Corporation or the Association and any trustee of such a plan or arrangement, and (iii) any other Offer or acquisition approved in advance by the affirmative vote of two-thirds of the Corporation's Board of Directors.

         C. Remedies. In the event that shares are acquired in violation of this Article XI, all shares Beneficially Owned by any Person in excess of 10% shall be considered "Excess Shares" and shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as Voting Shares in connection with any matters submitted to stockholders for a vote, and the Board of Directors may cause such Excess Shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds of the sale.

         D. Expiration. Article XI of these Articles of Incorporation shall expire and, along with all references thereto, no longer be a part hereof on the fifth anniversary of the completion of the reorganization of the Association into the stock holding company structure.

         E. Board Power. The Board of Directors of the Corporation shall have the power to construe and apply the provisions of this Article XI and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of any class of equity securities of the Corporation Beneficially Owned by any Person; (ii) whether a Person is an Affiliate of another; (iii) whether a Person has an agreement, arrangement or understanding with another as to the Beneficial Ownership of any shares of any class of equity securities of the Corporation;
(iv) the application of any other definition or operative provision of this
Article XI to the given facts; or (v) any other matter relating to the applicability of this Article XI.

                                   ARTICLE XII

                AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

         A. Articles of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment, addition, alteration, change or repeal of these Articles of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and thereafter is approved by the holders of a majority of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, unless any class or series of shares is entitled to vote thereon as a class, in which event the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of a majority of the shares within each class or series of outstanding shares entitled to vote thereon as a class and of at least a majority of the total outstanding shares entitled to vote thereon, provided that, notwithstanding anything contained in these Articles of Incorporation to the contrary, (i) the affirmative vote of the holders of at least two-thirds of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, unless any class or series of shares is entitled to vote thereon as a class, in which event the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of two-thirds of the shares within each class or series of outstanding shares entitled to vote thereon as a class and of at least two-thirds of the total outstanding shares entitled to vote thereon, shall be required to amend, adopt, alter, change or repeal any provision inconsistent with Articles VI, VII, VIII, IX, XI and this Article XII, and (ii) Article X shall be amended in the manner specified in Article X.D.

         B. Bylaws. The Board of Directors may adopt, alter, amend or repeal the Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors. Stockholders shall not have any power to make, alter, amend or repeal the Corporation's Bylaws, except as set forth in the Bylaws.

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


         I, THE UNDERSIGNED, being the duly authorized President and Chief Executive Officer of Dearborn Savings Association, F.A., the sole incorporator, for the purpose of forming a corporation pursuant to the Act do make these Articles of Incorporation, hereby affirming under the penalties of perjury that this is my act and deed on behalf of Dearborn Savings Association, F.A. and that the facts herein stated are true, and accordingly have hereunto set my hand this ___ day of August 1996.


                                   DEARBORN SAVINGS ASSOCIATION, F.A.




                                   By:_____________________________________
                                      Name:   Donald C. Siemers
                                      Title:  President and Chief Executive
                                                Officer

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